                                                                    Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)


                                   FOR THE THREE             FOR THE THREE             FOR THE NINE              FOR THE NINE
                                    MONTHS ENDED              MONTHS ENDED              MONTHS ENDED              MONTHS ENDED
                                 SEPTEMBER 30, 1996        SEPTEMBER 30, 1995        SEPTEMBER 30, 1996        SEPTEMBER 30, 1995
                             -----------------------  -------------------------  ------------------------  -----------------------

PRIMARY:

NET INCOME...................        $     3,401               $     2,993               $     9,774               $    10,456
                                     ===========               ===========               ===========               ===========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING..........         11,714,255                10,621,975                10,992,757                10,621,975

INCREMENTAL SHARES RESULTING
 FROM STOCK OPTIONS..........            114,348                    25,467                    79,625                    12,121
                                     -----------               -----------               -----------               -----------

WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK AND COMMON
 STOCK EQUIVALENTS                    11,828,603                10,647,442                11,072,382                10,634,096
                                     ===========               ===========               ===========               ===========


PRIMARY EARNINGS PER SHARE*..        $      0.29                $     0.28               $      0.88               $      0.98
                                     ===========                ==========               ===========               ===========

FULLY DILUTED:
NET INCOME...................        $     3,401                $    2,993               $     9,774               $    10,456
                                     ===========                ==========               ===========               ===========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING..........         11,714,255                10,621,975                10,992,757                10,621,975

INCREMENTAL SHARES RESULTING
 FROM STOCK OPTIONS..........            129,744                    35,754                    79,625                    35,754
                                     -----------                ----------               -----------               -----------

WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK AND COMMON
 STOCK EQUIVALENTS                    11,843,999                10,657,729                11,072,382                10,657,729
                                     -----------               -----------               -----------               -----------


FULLY DILUTED EARNINGS PER
 SHARE*                               $     0.29               $      0.28               $      0.88               $      0.98
                                     ===========               ===========               ===========               ===========


* MANAGEMENT BELIEVES THE INCREMENTAL SHARES HAVE AN INSIGNIFICANT IMPACT ON PRIMARY AND FULLY DILUTED EARNINGS PER SHARE.